RUBY TUESDAY, INC.
Financial Results For the First Quarter of Fiscal Year 2004 (unaudited)
(Amounts in thousands except per share amounts)

	13 Weeks Ended		13 Weeks Ended
	September 2, 2003	Percent of Sales	September 3, 2002	Percent of Sales	Percent Change
System-Wide Sales:
Company-owned Ruby Tuesday revenue	$ 245,774		$ 218,713
Franchised revenue	103,441		95,627
Total system-wide sales	$ 349,215		$ 314,340		11.1

Revenues:
Company restaurant revenues	$ 245,774	98.4	$ 218,713	98.3	12.4
Franchise income	4,078	1.6	3,799	1.7
Total operating revenues	249,852	100.0	222,512	100.0	12.3
Operating Costs and Expenses:
(as a percent of Company restaurant revenues)
Cost of merchandise	63,341	25.8	58,865	26.9
Payroll and related costs	77,688	31.6	74,439	34.0
Other restaurant operating costs	41,454	16.9	38,451	17.6
Depreciation and amortization	12,887	5.2	9,999	4.6
(as a percent of Total operating revenues)
Selling, general and administrative	16,080	6.4	10,864	4.9
Equity in (earnings) of unconsolidated franchises	(1,071)	(0.4)	(565)	(0.3)
Total operating costs and expenses	210,379		192,053
Earnings before Interest and Taxes	39,473	15.8	30,459	13.7	29.6
Interest expense / (income), net	1,350	0.5	(506)	(0.2)
Pre-tax Profit	38,123	15.3	30,965	13.9
Provision for income taxes	13,610	5.4	10,776	4.8
Net Income	$ 24,513	9.8	$ 20,189	9.1	21.4

Earnings Per Share:
Basic	$ 0.38		$ 0.32		18.8

Diluted	$ 0.37		$ 0.31		19.4

Shares:
Basic	64,809		63,818

Diluted	66,170		65,101